Rule 424 (b) (3)
Registration No. 333-51306
CUSIP #: 63743HDF6

PRICING SUPPLEMENT NO. 2861 DATED May 29, 2001
TO PROSPECTUS SUPPLEMENTAL DATED January 22, 2001
AND BASE PROSPECTUS DATED December 15, 2000

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue
Floating Rate Notes

Principal Amount:	$400,000,000.00
Issue Price:	100% of Principal Amount
Original Issue Date:	05/31/01
Maturity Date:	12/02/02
Initial Interest Rate:	Determined as described below
Base Rate:	LIBOR Telerate
Spread:	Plus 12.5 basis points
Index Maturity:	3 month
Interest Payment Dates:	On the 1st of September, December, March, June and the Maturity Date, commencing September 1, 2001
Reset Period:	Quarterly
Interest Reset Dates:	On the 1st of September, December, March and June, commencing May 31, 2001
Redemption Date:	None
Agents Discount or Commission:	0.100%
Agent(s):	Lehman Brothers
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Capacity:	Principal
Form of Note:	Book-Entry
(Book-Entry or Certificated)
Other Terms:	None

Medium-Term Notes, Series C may be issued by CFC in an aggregate principal amount of up to $10,050,000,000 and, to date, including this offering, an aggregate of $10,025,122,000 Series C have been issued.